UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                         April 26, 2000



                   PHILLIPS PETROLEUM COMPANY
     (Exact name of registrant as specified in its charter)



    Delaware                1-720                  73-0400345
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



      Phillips Building, Bartlesville, Oklahoma      74004
      (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:
                          918-661-6600



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Item 2.  Acquisition of Assets.

On April 26, 2000, Phillips Petroleum Company, a Delaware corporation (Phillips or the company), completed the purchase of all of Atlantic Richfield Company's (ARCO) Alaskan oil and gas properties and those related marine assets that are currently operating. The purchase is effective as of January 1, 2000, with appropriate adjustments to give the parties the benefit of the transaction as if it had been consummated at such earlier date. Phillips expects to complete the balance of the acquisition (three double-hulled tankers under construction and certain pipeline assets) late in the second quarter or early in the third quarter of 2000, following the expiration of preemptive rights and the grant of consents to certain contract assignments and regulatory approvals. The businesses acquired on April 26, 2000, represent approximately 84 percent and 92 percent, respectively, of Arco Alaska Combined Operations historical revenues and net income for the year ended December 31, 1999. The acquisition included ARCO's interest in the Prudhoe Bay field and related fields; a 55 percent interest in the greater Kuparuk area; a 78 percent interest in the Alpine field; and 1.1 million net exploration acres, as well as the operating marine assets.

The press release issued by Phillips in connection with the consummation of the purchase is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The initial purchase price for all of ARCO's Alaskan businesses was approximately $6.5 billion. The company paid approximately $5.5 billion in cash on April 26, for the oil and gas properties; the estimated fair value of crude oil inventory in pipelines, tanks and tankers; and the operating marine assets. Upon the closing of the purchase of the remaining assets, Phillips will pay approximately $700 million for the pipelines and tankers under construction, and assume approximately $300 million of variable-rate, long-term debt. Under the terms of the purchase agreement, the company also could have to pay up to $500 million more over the next five years. Formula-based contingent monthly payments are required when New York Mercantile Exchange West Texas Intermediate crude oil prices exceed $25 per barrel. The $5.5 billion payment made on April 26, 2000, included $73 million for these formula-based payments for the three-month period ending March 31, 2000, leaving $427 million that may have to be paid. There may be purchase price adjustments later in 2000 after an audit of the preliminary estimates of the cash flows generated by the purchased Alaskan businesses prior to closing, and after the calculation of the fair value of the crude oil inventory on hand at April 26 is finalized.


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This forward-looking statement should be read in conjunction with the company's disclosures under the heading "CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995," beginning on page 76 of the company's Annual Report on Form 10-K for the year ended December 31, 1999.




Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     The audited ARCO Alaska Combined Operations financial statements for the three years ended December 31, 1999, were included in Phillips Petroleum Company's Current Report on
     Form 8-K, filed on April 18, 2000.


(b)  Pro Forma Financial Information.

     Unaudited pro forma financial information reflecting the impact of Phillips' acquisition of all of ARCO's Alaskan businesses was reported in Phillips Petroleum Company's
     Current Report on Form 8-K filed on May 8, 2000.


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(c) Exhibits.

    99.1  Press release, dated April 26, 2000.


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                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PHILLIPS PETROLEUM COMPANY



                                        /s/ Rand C. Berney
May 10, 2000                        -----------------------------
                                            Rand C. Berney
                                    Vice President and Controller


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